UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 8, 2020 (the “Closing Date”), AbbVie Inc. (“AbbVie”) completed the previously announced acquisition of Allergan plc (“Allergan”), an Irish public limited company (the “Acquisition”). The Acquisition was effected by means of a court-sanctioned scheme of arrangement (the “Scheme”) and in accordance with a Transaction Agreement (the “Transaction Agreement”), dated as of June 25, 2019 (as amended on May 5, 2020), by and among AbbVie, Allergan and Venice Subsidiary LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of AbbVie (“Acquirer Sub”).

The Acquisition was conditioned on, among other things, the sanction of the Scheme by the Irish High Court (the “Court”) and the registration of the Court Order (as defined in the Transaction Agreement) with the Registrar of Companies in Dublin, Ireland. On May 6, 2020, the Court sanctioned the Scheme. On May 8, 2020, the Court Order was registered by the Registrar of Companies, at which time the Scheme became effective.

At the effective time of the Scheme, Acquirer Sub acquired all of the outstanding ordinary shares of Allergan and each outstanding ordinary share of Allergan, excluding the Excluded Scheme Share (as defined in the Transaction Agreement) and any Allergan treasury shares, was cancelled and automatically converted into the right to receive (i) $120.30 in cash (and any cash in lieu of fractions of AbbVie Shares) and (ii) 0.8660 of a share of AbbVie common stock (“AbbVie Shares”). In respect of Allergan ordinary shares issued and outstanding immediately prior to the effective time of the Scheme, AbbVie delivered approximately 285.6 million AbbVie Shares and paid an aggregate of approximately $39.67 billion in cash to former Allergan shareholders in exchange for Allergan ordinary shares.

Also at the effective time of the Scheme, (i) each Allergan stock option and each Allergan restricted stock unit award that was outstanding immediately prior to the effective time of the Scheme was substituted by AbbVie with a corresponding AbbVie stock option and AbbVie restricted stock unit award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price per share applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement, and (ii) each Allergan performance stock unit award that was outstanding as of immediately prior to the effective time of the Scheme was substituted by AbbVie with an AbbVie restricted stock unit award relating to shares of AbbVie common stock, that vests based on the holder’s continued service following the effective time of the Scheme, with the number of shares of AbbVie common stock subject to such award determined in accordance with the formulas set forth in the Transaction Agreement (which, for any Allergan performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, was calculated based on deemed satisfaction of performance at 130% of target).

The substituted AbbVie stock options and AbbVie restricted stock units, as described above, have the same terms and conditions (including the same time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Allergan stock options, Allergan restricted stock units and Allergan performance stock units immediately prior to the effective time of the Scheme, except for terms rendered inoperative by reason of the transactions contemplated by the Transaction Agreement or such other immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The foregoing summaries of the Acquisition, the Transaction Agreement and Appendix III to the Rule 2.5 Announcement (the “Conditions Appendix”) do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Transaction Agreement and the Conditions Appendix, which were filed as Exhibits 2.1 and 2.2, respectively, to AbbVie’s Current Report on Form 8-K filed on June 25, 2019 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

As previously reported, on July 12, 2019, AbbVie entered into a Term Loan Credit Agreement  (the “Term Loan Credit Agreement”) among AbbVie, certain lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. On May 8, 2020, AbbVie borrowed $3.0 billion under the Term Loan Credit Agreement to fund a portion of the cash consideration paid to Allergan shareholders in connection with the Acquisition.

The description of the Term Loan Credit Agreement contained in this Item 2.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, which was filed as Exhibit 10.1 to AbbVie’s Current Report on Form 8-K filed on July 16, 2019 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of AbbVie Shares in connection with the Acquisition is incorporated by reference herein. The AbbVie Shares issued in connection with the Acquisition were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act and/or the regulations promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Acquisition, effective following the effective time of the Scheme, AbbVie expanded the size of its Board of Directors (the “Board”) from eleven directors to twelve directors and appointed Thomas Freyman to the Board as a Class I director. In addition, Mr. Freyman has been appointed to serve on AbbVie’s Compensation Committee.

Mr. Freyman formerly served on the board of directors of Allergan. The Board affirmatively determined that Mr. Freyman is an “independent director” under the standards set forth in section 303A.02 of the New York Stock Exchange Listed Company Manual, AbbVie’s governance guidelines and director independence guidelines. Mr. Freyman will be entitled to compensation as an independent director as disclosed in Exhibit 10.6 to AbbVie’s Form 10-Q for the quarterly period ended March 31, 2020.

This appointment was made as contemplated by the Transaction Agreement, a copy of which was filed as Exhibit 2.1 to AbbVie’s Current Report on Form 8-K filed on June 25, 2019 and is incorporated herein by reference. The amendment to the Transaction Agreement, dated May 5, 2020, was filed as Exhibit 2.1 to AbbVie’s Form 10-Q for the quarterly period ended March 31, 2020.

Item 8.01. Other Events

Press Release

On May 8, 2020, AbbVie issued a press release announcing the completion of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K.  AbbVie intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K.  AbbVie intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Transaction Agreement, dated as of June 25, 2019, between AbbVie, Allergan and Acquirer Sub (incorporated by reference to Exhibit 2.1 of AbbVie’s Current Report on Form 8-K filed on June 25, 2019).
2.2	Appendix III to the Rule 2.5 Announcement, dated as of June 25, 2019 (Conditions Appendix) (incorporated by reference to Exhibit 2.2 of AbbVie’s Current Report on Form 8-K filed on June 25, 2019).
99.1	Press Release dated May 8, 2020
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: May 8, 2020	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer